Exhibit 24.3

POWER OF ATTORNEY

I, the undersigned officer of EQT Exeter Real Estate Income Trust, Inc. (the “Company”), hereby severally constitute J. Peter Lloyd and Ali Houshmand, and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, to sign for me and in my name in the capacity indicated below, any and all amendments to the Company’s Registration Statement on Form S-11, Commission File No. 333-273163, filed July 7, 2023, including any subsequent Registration Statement filed pursuant to Rule 462(b), and generally to do all such things in my name and in my capacity as an officer to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, to any and all amendments to said Registration Statement.

In witness whereof, the undersigned has executed this Power of Attorney as of this 9th day of October, 2024.

Signature	Title

/s/ Yangyang Nezin	Controller and Treasurer

Yangyang Nezin	(Principal Accounting Officer)

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